EXHIBIT 10.21

Share-holding Entrustment Agreement

This entrustment agreement (hereinafter called as “this agreement”) was signed by following parties (hereinafter called as “agreement parties) in Qingdao, China on July 20, 2008.

Party A: Shengyuan Nutritional Food Co., Ltd. (“Shengyuan Nutrition”)
Address: Seashore Industrial Park, Jiaonan, Qingdao
Natural person A: Jiang Yunpeng; ID card No.: 231026196305045811
Natural person B: Zhang Jibin; ID card No.: 370223196408110032
(hereinafter called as “Party B” or “Party B Together”)
Whereas:

1 Validly existing and lawfully established within the territory of the People’s Republic of China, Party A is an exclusively foreign-owned enterprise, whose lawful registration certificate number is: 370284400001270;

2 Party B is a citizen of PRC;

3 Party A will entrust Party B to set up the company in mainland China to deploy pregnant woman detection center project (“project”). Party A will join force with the company of Party B and Party B Together (“Party B Company”) to sign “Exclusive Consulting and Service Agreement” and some other agreements to establish business relationship;

4 Party B is required to use capital to deploy some matters including prophase operation of project.

Therefore, after friendly consultations between both Parties on the principle of mutual benefit, the Parties hereby agree as follows:

I Stock equity-holding on behalf of holders and relevant fund items

1.1 Party A shall appropriate fund to Party B as per Party B’s written application since the agreement was signed. The sum shall be RMB15 m for each of Party B and the total shall be RMB30 m (“fund-holding on behalf of holders”). Party B shall be responsible for utilizing this fund as registered capital to establish the company (hereinafter called as “this company”).

1.2 This company will sign a series of agreements with Party A, including but not limited to “Exclusive Consulting and Service Agreement”, “Business Operation Agreement”, “Stock Equity Disposal Agreement” and “Stock Equity Pledge Agreement”. Both Parties have basically agreed to the content framework (Annex One, Two, Three and Four) of these agreements.

1.3 Being as the nominal holder of shares (hereinafter called as “shares-holding on behalf of the holder”) of this company, Party B shall perform relevant shareholders’  rights on behalf of the holder depending on Party A’s indication.

1.4 The ownership of share-holding on behalf of the holder under the name of Party B belongs to Party A. Party B shall only set up this company and hold the shares of this company under the name of the trustee.

II Authorization of entrustment

The rights entrusted by Party A to Party B to perform on behalf of Party A include:

2.1 Set up this company under the name of Party B;

2.2 Register Party B to be the shareholder in the shareholder registration roster of this company;

2.3 Perform shareholder’s rights as the shareholder of this company, including but not limited to charging dividend or bonus, participating the shareholder meeting, performing voting right and etc.;

2.4 Perform shareholders’ other rights as per relevant laws, regulations and constitution of this company in registration location.

III Party A’s rights and obligations

3.1 Being as the actual investor of share-holding on behalf of the holder, Party A has the right to enjoy actual shareholder’s rights and has the right to obtain relevant investing income.

3.2 Party A can issue commands to Party B at any moment with respect to Party A’s performing shareholders’ right and Party B shall execute Party A’s commands unconditionally.

3.3 Party A has the right to transfer the share-holding on behalf of the holder and relevant shareholder’s equity to its own account or the account of any third Party designated by Party A when Party A thinks roper. Party B shall agree to the above-mentioned transference unconditionally and shall transact the transference as per Party A’s command.

3.4 During the period of Party B’s holding share-holding on behalf of the holder, Party A shall shoulder all of relevant generated expenses of taxation (if any); Party A shall also shoulder the generated expenses of taxation when Party B transfers the share-holding on behalf of Party A to Party A or any third Party designated by Party A to hold as per Party A’s commands.

3.5 Being as the actual holder of the share, Party A has the right to supervise and correct Party B’s improper behaviors of entrustment as per this agreement and also has the right to require Party B to compensate actual losses due to Party B’s improper behaviors.

3.6 Party A has the right to notify cancelling entrusting Party B at any moment and request to transfer relevant share to Party A or new trustee selected by Party A or any third Party designated by the Party A in accordance with laws.

IV Party B’s rights and obligations

4.1 Party B will not enjoy any usufruct or disposal right (including but not limited to transference and pledge of shareholders’ equity) of shareholders’ equity formed by this share-holding on behalf of the Party A, under Party B’s own name.

4.2 Party B shall not transfer the authority of entrustment to the Third Party to hold above-mentioned share-holding on behalf of the Party A or enjoy shareholder’s equity at any moment or in any situation, unless Party B obtains Party A’s commands or Party A’s written consent.

4.3 Under the condition of not obtaining Party A’s written authorization, Party B is not permitted to make transference and disposal or set guarantee of any form for share-holding on behalf of Party A and all of benefits held by itself, moreover, Party B is not permitted to implement any other behaviors possibly damaging Party A’s benefits.

4.4 Party B shall deliver all of benefits generated from share-holding on behalf of Party A to Party A timely (incl. cash dividend, bonus or any other benefit allocations).

4.5 Party B shall try its best to cooperate with Party A to transfer all of relevant procedures under its own name, when Party A plans to transfer share-holding on behalf of the holder to the third Party.

V Term of entrustment

The term of entrustment shall be a period starting from the effective date of this agreement and ending when Party A issues the written consent to Party B for termination.

VI All of agreements and modification for agreements

6.1 This agreement together with all of the mentioned or explicitly included agreements and/or all of agreements reached by document drafting parties in terms of subject-matters of this agreement shall replace all of the oral, written agreements, contracts, understandings and address books reached by all parties previously with respect to subject-matters of this agreement.

6.2 Any modification for this agreement will go into effect only after all parties have signed the written agreement. The modified agreements and supplementary agreements related to this agreement signed by all parties are the important parts of this agreement. These agreements have the same legal force with this agreement.

VII Implementation of agreement

This agreement is in triplicate and each party holds one. This agreement will go into effect since Party A’s authorized representative affixes the signature and the official seal and Party B Together affixes the signature.

VIII Jurisdiction of laws

Subscription, effectiveness, implementation and interpretation of this agreement together with settlement of disputes is ruled over by PRC laws and it is interpreted as per PRC laws.

IX Settlement of disputes

9.1 When all of relevant parties have disputes with respect to interpretation and implementation of items of this agreement, all parties shall settle disputes through friendly negotiation. Any party can submit the relevant disputes to China International Economic and Trade Arbitration Commission to make a settlement as per effective arbitration rules if the disputes can’t be settled through negotiation. The arbitration locale is Beijing. The arbitration language is Chinese. The arbitrament shall be final and it brings constraint for all parties.

9.2 All parties shall still continue to fulfill their respective obligations as per regulations of this agreement based on friendship principle, unless there are some disputes.

Party A: Shengyuan Nutrition Food Co., Ltd. (stamp)
Authorized representative:/s/ Zhang Liang (signature)

Party B:
Jiang Yunpeng: /s/ Jiang Yunpeng       (signature)
Zhang Jibin:  /s/ Zhang Jibin          (signature)